United States
Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2020

Rivulet Media, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32201 (Commission File Number)	33-0824714 (IRS Employer Identification No.)

1206 East Warner Road, Suite 101-I, Gilbert, Arizona 85296
 (Address of Principal Executive Offices) (Zip Code)

(480) 225-4052
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

The descriptions of the Note, Security Agreement, and Guaranty below are only a summary of the material terms of the agreements, do not purport to be a complete description of the agreements, and are qualified in their entirety by reference to the form of agreements, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 26, 2020, Rivulet Films, Inc., (“Rivulet Films”), a wholly owned subsidiary of Rivulet Media, Inc. (the “Company”), entered into a Multiple Advance Promissory Note (the “Note”) payable to Lawrence M. Silver, as lender, pursuant to which Rivulet Films may borrow up to $1,000,000 in specific amounts as may be requested from time to time by providing notice to the lender. The Note bears interest at a rate of 10% per year, matures on October 26, 2021, is secured by a first lien security interest on all of Rivulet Films’ assets pursuant to a Security Agreement executed by Rivulet Films, and is guaranteed by Michael Witherill, Aaron Klusman, and the Company. The unpaid principal and interest may be accelerated upon an event of default as defined thereunder. Rivulet Films has borrowed a total of $800,000 under this Note through the date of this current report.

In connection with the Note, on October 27, 2020, the Company executed a Guaranty whereby it agreed to guaranty payment and performance of all of Rivulet Films’ obligations under the Note.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Multiple Advance Promissory Note
10.2	Security Agreement
10.3	Guaranty

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2020

Rivulet Media, Inc., a Delaware corporation

By:	/s/ Mike Witherill
Mike Witherill, President

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